                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-48353) of Vlasic Foods International Inc. of our report dated June 27, 2000 relating to the financial statements of Vlasic Foods International Inc. Savings and 401(k) Plan for Hourly-Paid Employees, which appears in this Form 11-K.


/S/ PRICEWATERHOUSECOOPERS LLP


Philadelphia, PA
June 27, 2000





                                       13